U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 25, 2007

NUCLEAR SOLUTIONS, INC.
(Exact Name of registrant as specified in its Charter)

Nevada	0-31959	88-0433815
(State of Incorporation)	Commission File No.	(IRS Employer Identification No.)

5505 Connecticut Ave., N.W. Ste.191, Washington,D.C.	20015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, (202)787-1951

(Registrant’s former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
Item 5.02 Compensatory Arrangements of Certain Officers

On September 12, 2007, we issued Denise Barbato 3,000,000 common shares valued at $252,000 as a partial payment on the January 8, 2004 debt consolidation agreement.

On September 26, 2007, we issued Jackie Brown 100,000 common shares as payment for the November 12, 2003 Licensing Option Agreement consideration. The shares had been valued on that date at $8,300.

On September 28, 2007, we issued 50,000 common shares to Jim Arnold pursuant to his professional consulting agreement. The shares were valued at $17,000.

On October 21, 2007, the board of directors authorized the issuance of common stock retention incentive grants to the following members of the company’s management team. The company has not entered into any employment agreements with any of its officers.

1.	Patrick Herda, Company President, CEO and member of the board of directors, was granted 3,500,000 shares valued at $630,000;
2.	Kenneth Faith, Company CFO and member of the board of directors, was granted 600,000 shares valued at $108,000;
3.	Jack Young, Company Vice President, was granted 400,000 shares valued at $72,000; and
4.	John Powers, member of the Company’s board of directors, was granted 150,000 shares valued at $27,000.

We believe these securities were issued in a private transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended, (the, “Act”) and are deemed restricted securities and may not be publicly resold, without registration under the Act or unless exempt from the registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuclear Solutions, Inc.
Dated: October 25, 2007

/s/ Patrick Herda
By: Patrick Herda
Title:President